Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 6, 2010 relating to the consolidated financial statements of Da-Lite Screen Company, Inc. and the effectiveness of Da-Lite Screen Company, Inc.’s internal control over financial reporting, appearing in the Prospectus.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana

May 19, 2010